UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 2, 2019 (December 2, 2019)

Insperity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19001 Crescent Springs Drive
Kingwood, Texas 77339
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 358-8986

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	NSP	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 2, 2019, the Board of Directors of Insperity, Inc. (the “Company”) appointed John Lumelleau and Latha Ramchand to the Board of Directors. Dr. Ramchand will serve as a Class I director of the Company with an initial term expiring on the date of the Company’s annual meeting of stockholders in 2020. Mr. Lumelleau will serve as a Class II director of the Company with an initial term expiring on the date of the Company’s annual meeting of stockholders in 2021. Neither of the new directors has been named to any committees of the Board of Directors at this time. In connection with their appointment, the size of the Board of Directors was set at 10 directors.
As of the date of the appointment, neither Mr. Lumelleau nor Ms. Ramchand has entered into or proposed to enter into any transactions required to be reported under Item 404(a) of Regulation S-K.
In accordance with the Insperity, Inc. Directors Compensation Plan, each of Mr. Lumelleau and Dr. Ramchand has been granted a pro rata share of the $150,000 Annual Director Award granted to all non-employee directors pursuant to the Directors Compensation Plan. Each of their annual compensation and retainer fees will be consistent with that provided to the Company’s other non-employee directors.
A copy of the Company’s press release announcing the appointment of them to the Board of Directors is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	—	Press release issued by Insperity, Inc. on December 2, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPERITY, INC.

By:	/s/ Daniel D. Herink
Daniel D. Herink
Senior Vice President of Legal, General Counsel and Secretary

Date: December 2, 2019